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                                                                   EXHIBIT 8.1

                                            September 6, 2002


HRPT Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         In connection with the registration by HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), of up to 12,650,000 shares of its 8.75% Series B Cumulative Redeemable Preferred Shares (the "Series B Preferred Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K, to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-56051 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust, as amended, restated and supplemented, and the by-laws, as amended and restated, of the Company; (ii) the prospectus supplement dated September 6, 2002 (the "Prospectus Supplement") to the final prospectus dated June 15, 1998 (as supplemented by the Prospectus Supplement, the "Prospectus") which forms a part of the Registration Statement; and (iii) the sections in the Company's Form 10-K for the year ended December 31, 2001 (the "Annual Report") captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts."


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HRPT Properties Trust
September 6, 2002
Page 2

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", as supplemented by the section of the Prospectus Supplement captioned "Federal Income Tax and ERISA Considerations", we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Annual Report, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Annual Report or the Prospectus in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of".

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, if the transactions described in the Annual Report or the Prospectus, or the documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, or if the issuance of the Series B Preferred Shares is consummated in a manner that is inconsistent with the manner in which it is described in the Prospectus, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", as supplemented by the section in the Prospectus Supplement captioned "Federal Income Tax and ERISA Considerations", in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws or ERISA Laws.


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HRPT Properties Trust
September 6, 2002
Page 3

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Sullivan & Worcester LLP
                                                 ----------------------------
                                                 SULLIVAN & WORCESTER LLP